JOINT VENTURE AGREEMENT

     This JOINT VENTURE AGREEMENT ("Agreement") has been entered into this 6th day of January 1997, by and between U.S. Crude Ltd. ("USCR") and Encore Productions ("Encore"), hereinafter collectively referred to as "the Parties".

     The purpose of this Agreement is to 1) Describe the working relationship between the above mentioned parties with respect to an oil and gas venture involving primary and secondary production in Kansas and Oklahoma, and also properties in other states that may be acquired as part of this venture, 2) To detail the responsibilities of each party, and 3) To describe the division of equity that is produced. As a result of these operations, a Joint Venture shall be formed for the express purpose of executing the goals and objectives of the parties.

                                    SECTION 1
                                THE RELATIONSHIP

 1.1 The relationship between these parties is designed to create a united effort to profitably identify, drill and produce crude oil from oil producing properties in various oil producing states and to utilize each parties' talents, expertise, and resources to build a strong business enterprise. Both parties will participate in the organization and structure of the corporation that will be formed. The parties will also participate in the management of this newly formed Company.

                                    SECTION 2
                           RESPONSIBILITIES OF ENCORE

2.1 Encore shall be responsible for providing the capital for the acquisition and improvement of the initial oil leases, and shall share in the management and administrative duties of the Company.

                                    SECTION 3
                            RESPONSIBILITIES OF USCR

3.1 USCR shall be responsible for providing assistance with locating the initial property, shall share in the management and administrative responsibilities, and shall perform all work necessary to manage and operate the oil leases. Such work, though not herein specifically defined, shall include daily maintenance and operational activities to ensure that the leases are functioning properly and producing oil, and running any enhanced oil recovery operations deemed appropriate, including steaming.

                                    SECTION 4
                             JOINT RESPONSIBILITIES

4.1 The parties will mutually agree upon the properties selected. The parties will also equally share the cost of drilling any wells, refurbishing wells, and major capital improvements associated with improving the properties including, but not limited to, behind the pipe work, refracturing, etc.

                                    SECTION 5
                                   THE COMPANY

5.1 The Parties agree to form a Company for the express purpose of executing the goals and aspirations of the parties. The name of the new company shall be Crude Oil Recovery, and shall be owned by the parties according to the following formula: 51% owned by Encore, 49% owned by USCR. Should either party decide to sell any or all of their interest in the Company, they must first notify the other party before offering it to the general public. Such other party shall have five (5) business days to match any offer to purchase.

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                                    SECTION 6
                              DIVISION OF REVENUES

6.1 All revenue produced from the operation of Crude Oil Recovery shall be divided according to ownership percentage, namely, 51% going to Encore and 49% going to USCR. During the initial operations of the Company, all revenues generated by the joint venture shall be reinvested back into oil production to effect leasehold improvements, acquire additional leases, etc. No distributions of revenues shall be made without the mutual written consent of both Parties.

     This agreement constitutes the entire understanding between the parties with respect to the subject mater hereof and supersedes all negotiations prior to the execution hereof, and all preliminary agreements or understandings, written or oral. No waiver or modification of this agreement shall be binding unless it is in writing, signed by both parties.

In witness hereof, the Parties have caused this agreement to be executed as of the date of this letter.


U.S.  CRUDE  LTD.,  by                            ENCORE  PRODUCTIONS,  by


/s/Anthony K. Miller                              /s/Paul Blacharski
--------------------                              ------------------
Anthony  K.  Miller                               Paul  Blacharski

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